Exhibit 10.18

SUMMARY OF NAMED EXECUTIVE OFFICER COMPENSATION

Effective as of January 1, 2009, the following are the annual base salaries of the Chief Executive Officer and the four other most highly compensated executive officers of Schweitzer-Mauduit International, Inc.  No named executive officer has an employment contract with the company.  The named executive officers participate in various compensation plans and other arrangements as described in the company’s 2009 Proxy Statement.

	Chairman, CEO		Treasurer, Chief Financial and Strategic Planning Officer		President– Americas		Chief Operating Officer		President, European Operations
2009 Base Salary	US$	685,000	US$	335,000	US$	290,000	US$	420,000	E	289,120